SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 10, 2008
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (714) 667-8252
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On December 10, 2008, Grubb & Ellis Company (the “Company”) issued a press release announcing the preliminary voting results for the Company’s 2008 annual meeting. Later that same day, the Company issued another press release announcing that the preliminary voting results had become final. The final results are identical to the preliminary numbers and confirm that, based on reports from IVS Associates, Inc., the independent inspector of elections for the Company’s 2008 annual meeting of stockholders held on December 3, 2008, stockholders have voted to re-elect the Company’s board of directors’ nominees (Harold H. Greene, Devin I. Murphy and D. Fleet Wallace) to the Company’s board and to retain Ernst & Young LLP as the Company’s independent accounting firm. In addition, the Company also announced that dissenting stockholder Mr. Anthony Thompson’s three candidates and two bylaw proposals were defeated by stockholders at the meeting. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d)	The following is filed as an Exhibit to this Current Report on Form 8-K:
99.1	Press Release issued by Grubb & Ellis Company on December 10, 2008.

99.2	Press Release issued by Grubb & Ellis Company on December 10, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer and Executive Vice President

Dated: December 10, 2008